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                                                                    EXHIBIT 99.2

                        NOTICE OF GUARANTEED DELIVERY FOR
                                  AMTRAN, INC.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Amtran, Inc. (the "Company") made pursuant to the Prospectus,
dated                    , 1997 (the "Prospectus"), if certificates for
Outstanding Notes of the Company are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Company prior to midnight, New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by telegram, telex, facsimile transmission, mail or hand delivery to First Security Bank, N.A. (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to midnight, New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

             Delivery To: First Security Bank, N.A., Exchange Agent

By Mail or Overnight Courier                         By Hand                      Facsimile Transmission Number
First Security Bank, N.A.                   First Security Bank, N.A.                    (801) 246-5053
79 South Main Street                        Attention:  Corporate Trust                   (FOR ELIGIBLE
Salt Lake City, UT 84111                                Services                       INSTITUTIONS ONLY)
Attention:  Corporate Trust                 In Care Of:
            Services                            IBJ Schroder Bank & Trust              Confirm by Telephone
                                                   Company
 (IF BY MAIL, REGISTERED OR                    One State Street Plaza                    (801) 246-5822
 CERTIFIED MAIL RECOMMENDED)                   New York, NY 10004



   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

   Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Outstanding Notes Tendered*

$_____________________________________
Certificate Nos. (if available):
                                          If Outstanding Notes will be
______________________________________    delivered by book-entry transfer to
Total Principal Amount Represented by     The Depository Trust Company provide
   Outstanding Notes Certificate(s):      account number.

$_____________________________________    Account Number________________________


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*    Must be in denominations of principal amount of $1,000 and any integral multiple thereof.




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